Exhibit 99.1

Investor Contact:

Charlotte McLaughlin
HD Supply Investor Relations
770-852-9100
InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney, APR
HD Supply Public Relations
770-852-9057
Quiana.Pinckney@hdsupply.com

HD Supply, Inc. Announces Pricing of Senior Notes Offering

ATLANTA — October 1, 2018 — HD Supply Holdings, Inc. (Nasdaq: HDS) today announced that its indirect wholly-owned subsidiary, HD Supply, Inc. (“HD Supply”), has priced $750,000,000 aggregate principal amount of 5.375% Senior Notes due 2026 (the “Notes”).

The Notes are guaranteed, on a senior unsecured basis, by substantially all of HD Supply’s domestic existing and future wholly owned subsidiaries, subject to certain exceptions.

HD Supply intends to use the net proceeds from the sale of the Notes, together with available cash and borrowings under its senior ABL facility, to redeem all of its $1,000,000,000 aggregate principal amount of outstanding 5.75% Senior Notes due 2024 (the “2024 Notes”) in accordance with the terms of HD Supply’s previously announced notice of conditional full redemption, and to pay related fees and expenses. The redemption date is expected to be October 11, 2018.

The Notes are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States pursuant to Regulation S, each under the Securities Act.

The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release does not constitute a notice of redemption with respect to the 2024 Notes.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company’s approximately 11,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control.  We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to the expected terms and timing of the proposed offering of the Notes. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including market conditions and our ability to consummate the proposed offering of the Notes on the terms or timeline currently contemplated, or at all, those factors discussed in our annual report on Form 10-K for the fiscal year ended January 28, 2017, filed on March 13, 2018, and those described from time to time in our other filings with the U.S. Securities & Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.